Exhibit 15.2

33/F, HKRI Centre Two, HKRI Taikoo Hui, 288 Shimen Road (No. 1), Jing'an District Shanghai 200041, PRC
Tel: +86 21 6080 0909 Fax: +86 21 6080 0999
Beijing ·Shanghai ·Shenzhen ·Hong Kong ·Haikou ·Wuhan ·Singapore ·New York www.hankunlaw.com

March 30, 2026

To:	ECARX Holdings Inc. (the “Company”) Second Floor North, International House 1 St. Katharine's Way London E1W 1UN United Kingdom

Dear Sirs/Madams,

We have acted as PRC legal counsel as to the laws of the People’s Republic of China (the “PRC”, for purpose of this letter only, excluding the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan) to the Company in connection with the filing by the Company with the United States Securities and Exchange Commission (the “SEC”) of an annual report on Form 20-F for the year ended December 31, 2025 (the “Annual Report”).

We hereby consent to the reference of our name under the headings “Item 3. Key Information—Permission Required from the PRC Authorities for Our Operations” and “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in China” in the Annual Report, and further consent to the incorporation by reference of the summary of our opinions into the Company’s registration statement on Form S-8 (File No. 333-269756), the Company's registration statement on Form F-3 (Registration No. 333-288811), the Company’s registration statement on Form F-3 (File No. 333-271861), and the Company’s registration statement on Form F-3 (File No. 333-283854). We also consent to the filing with the SEC of this consent letter as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,
/s/ Han Kun Law Offices Han Kun Law Offices
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